SETTLEMENT AND RELEASE AGREEMENT

         Comes now the parties hereto, Daniel A. Blattman ("Blattman"), Racon, Incorporated ("Racon"), and Telenetics Corporation ("Telenetics") and hereby enter into this Settlement and Release Agreement.

         WHEREAS, Blattman along with co-plaintiff Racon, filed an action against Telenetics in King County Superior Court seeking a judgment on a promissory note dated April 28, 2000 in the principal amount of $325,000, a copy of which is attached hereto as Exhibit A ("The Note"), under case number 00-2-17912-OSEA ("The Action").

         WHEREAS, in The Action Telenetics contested the validity of The Note but now acknowledges that The Note is valid and enforceable according to its terms subject to the terms of this Settlement Agreement, and;

         WHEREAS, the parties desire to settle and compromise the claims and defenses asserted in The Action in order to avoid further costs and the uncertainty of outcome;

         Therefore, the parties agree as follows:

         1. CONFESSION OF JUDGMENT. Telenetics will execute and deliver to Blattman a Confession of Judgment for the principal amount of The Note of $325,000, plus attorneys fees of $6,000, plus interest accruals at 7.5% per annum on the unpaid principal balance less credits for payments made pursuant to paragraph 4 and future payments made pursuant to paragraph 2, and 12% per annum on any unpaid and delinquent interest payments that become due hereafter under the terms of The Note. The Confession of Judgment that Telenetics agrees to sign is attached Exhibit B to this Settlement Agreement.



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         2. PAYMENTS DUE TO BLATTMAN. Telenetics will timely pay Blattman all interest payments now coming due under The Note, and on April 28, 2001 ("Due Date") shall pay Blattman all sums due under The Note, including the principal sum of $325,000, plus attorneys fees of $6,000, plus unpaid interest on the principal balance at the 7.5% per annum interest and 12% per annum interest on any unpaid and delinquent interest installments called for under The Note.

         3. FAILURE TO PAY - DEFAULT. If Telenetics fails to pay Blattman on the Due Date all sums due under The Note and as provided for in paragraph 2 herein, Blattman shall give five (5) business days notice of default and if Telenetics does not cure within that five day period by paying all sums due under The Note and as provided for in paragraph 2 herein, Blattman may file the Confession of Judgment and take any action available in law to collect on the judgment. Written notice by facsimile or other means to Stephen Kennedy at Ater Wynne, LLP, Seattle, Washington, shall be deemed adequate notice for the purpose of this paragraph. Telenetics' failure to pay installment interest payments coming due under The Note between the date of this Agreement and the Due Date shall not constitute a default and shall not entitle Blattman to file the Confession of Judgment.

         4. CREDIT FOR PAYMENTS MADE. Telenetics has made certain interest payments to date. Telenetics shall receive credit for those payments when received by Blattman in the amounts and on the dates listed below.

                 ------------------------ -----------------------
                 PAYMENT AMOUNT           CHECK DATE
                 ------------------------ -----------------------

                 $4,062.50                October 12, 2000
                 ------------------------ -----------------------

                 $9,750.00                August 2, 2000
                 ------------------------ -----------------------

                 $4,062.50                December 18, 2000
                 ------------------------ -----------------------

                 $2,031.25                December 29, 2000
                 ------------------------ -----------------------

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         5. MUTUAL RELEASE. By letter agreement dated January 4, 2001 the parties have released each other from claims, causes of action, counterclaims, and claims for recoupment. Here again, Blattman and Racon, on the one hand, and Telenetics on the other, release and forever discharge each other and their agents, employees, and attorneys, from any and all claims, causes of action, counterclaims, set-offs, or claims for recoupment, whether known or unknown, and whether or not any such claim, cause or right was asserted in the The Action. The only exceptions to this release are Blattman's rights under The Note and this Settlement Agreement.

         6. MAINTENANCE OF ACTION AND DISMISSAL. Upon receiving full payment of all amounts due under The Note and this Settlement and Release Agreement, Blattman will dismiss The Action, with prejudice and without further costs to either party and will return the Confession of Judgment to Telenetics. Prior to that time, Blattman will not prosecute The Action other than to take such steps as are necessary to avoid dismissal of The Action by the court.

         7. VENUE AND GOVERNMENT LAW. Any action to enforce the terms of this Settlement and Release Agreement or to collect any damages for breach thereof, shall be in the Superior Court of King County, Washington. This Settlement and Release Agreement and the attendant promissory note and confession of judgment shall be governed by Washington State Law.

         8. ATTORNEYS FEES. If an action is initiated to enforce this agreement or seek damages for breach thereof, the prevailing party will be entitled to an award of reasonable attorneys fees and all necessary costs incurred in the prosecution or defense of such action, as the case may be.

         DATED this _____ day of January, 2001.

                                                     Telenetics Corporation

                                                     By:
                                                        ------------------------

                                                     Its:
                                                         -----------------------


                                                     DANIEL A. BLATTMAN
                                                     ------------------


                                                     /S/ Daniel A. Blattman
                                                     ----------------------



                                                     Racon, Inc.



                                                     By:
                                                        ------------------------

                                                     Its:
                                                         -----------------------


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